================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 STAODYN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        [LOGO OF STAODYN APPEARS HERE]

                          NOTICE  OF  ANNUAL  MEETING
                               OF  STOCKHOLDERS

                            TO BE HELD MAY 21, 1997

To the Stockholders:

The Annual Meeting of Stockholders of Staodyn, Inc., (the "Company"), will be held at 10:00 a.m., Mountain Daylight Time, on Wednesday, May 21, 1997, at the Raintree Plaza Hotel Conference Center, 1900 Ken Pratt Boulevard, Longmont, Colorado, for the following purposes:

  1.   To elect two directors.

  2. To amend the Company's 1992 Stock Option Plan to increase the number of shares of common stock available for purchase by 200,000.

  3. To amend the Company's 1983 Employee Qualified Stock Purchase Plan to increase the number of shares of common stock available for purchase by 200,000.

  4. To ratify the selection of Price Waterhouse LLP as the independent auditors for the Company for the year ending November 30, 1997.

  5. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business on March 28, 1997 will be entitled to vote.

A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully. Also enclosed is a copy of the Annual Report of the Company for the fiscal year ended November 30, 1996.

For the Board of Directors,

Michael J. Newman
Secretary
                                                       1225 Ken Pratt Boulevard
                                                       Longmont, Colorado  80501

                                                       April 4, 1997

                                 STAODYN, INC.
                           1225 Ken Pratt Boulevard
                           Longmont, Colorado  80501

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 21, 1997


This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Staodyn, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held Wednesday, May 21, 1997, and at any and all adjournments of such meeting.

If the enclosed proxy card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted (1) for the nominees for director indicated herein, (2) for the amendment to the Company's 1992 Stock Option Plan,
(3) for the amendment to the Company's 1983 Employee Qualified Stock Purchase Plan, and (4) in favor of the selection of Price Waterhouse LLP as independent auditors for the Company. The proxies will be tabulated and votes counted by American Stock Transfer and Trust Company.

Stockholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise, by delivering written notice of revocation to the Transfer Agent or the Company, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The costs of the meeting, including costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. The Company may, in addition, use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute annual reports and proxy soliciting materials to beneficial owners, will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing, and, if necessary, will engage a professional proxy solicitor, at a cost not to exceed $15,000, to assist in obtaining a representative number of proxies.


                        VOTING RIGHTS AND VOTE REQUIRED

Only stockholders of record at the close of business on March 28, 1997 will be entitled to vote at the Annual Meeting. The transfer records of the Company will not be closed. Each issued share of common stock entitles its record owner to one vote on each matter to be voted at the meeting. Cumulative voting is not permitted under the Certificate of Incorporation of the Company. As of March 28, 1997, there were 6,660,022 shares of the Company's common stock, par value $.01 per share, issued and outstanding.

The presence in person or by proxy of the holders of one third of the total issued and outstanding shares of common stock of the Company which are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for the meeting. If a quorum is present, approval of all matters will require an affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote, except that directors are elected by a plurality of votes. Under applicable Delaware law, abstentions will have the same effect as a vote against the 1992 Stock Option Plan proposal, the 1983 Employee Qualified Stock Purchase Plan proposal, and the auditor proposal, and will have no effect on the election of directors. Broker nonvotes will have no effect on any of these proposals or the election of directors.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the common stock as of February 28, 1997, by (i) persons known to the Company to be beneficial owners of more than 5% of the common stock; (ii) each of the Company's directors and executive officers of the Company; and (iii) the officers and directors of the Company as a group. A person is deemed to be the beneficial owner of common stock that can be acquired by such person within 60 days from February 28, 1997, upon the exercise of options or warrants.

        NAME & ADDRESS            NUMBER OF SHARES   PERCENTAGE
      OF BENEFICIAL OWNER        BENEFICIALLY OWNED   OF CLASS
      -------------------        ------------------  -----------

   Beverly Enterprises, Inc.        1,193,389 /(1)/        18.0%
   5111 Rogers Avenue
   Ft. Smith, Arkansas 72919

   Frederick H. Ayers                        39,000           *

   Patrick F. Crane                          20,200           *

   John L. Fenstermaker                83,800 /(2)/         1.3%

   W. Bayne Gibson                    144,200/ (3)/         2.2%

   Margaret S. Hansson                       17,000           *

   Michael J. Newman                   60,300 /(4)/           *

   John R. South                             90,363         1.4%

   Alan C. Stormo                      57,214 /(5)/           *

   All Officers and Directors
     as a Group (8 persons)           512,077/ (6)/         7.6%

--------------------------

*  Represents beneficial ownership of less than 1% of common stock.

(1) These shares were previously held by Pharmacy Management Services, Inc., which was acquired by Beverly Enterprises, Inc. in June 1995.

(2) This amount includes options to purchase 52,500 shares, which are currently exercisable or become exercisable within 60 days.

(3) This amount includes 119,200 shares held by "The W. Bayne Gibson & Nellie V. Gibson Loving/(R) /Trust" of which Mr. and Mrs. Gibson are the joint trustees, and options to purchase 25,000 shares which are currently exercisable or become exercisable within 60 days.

(4) This amount includes options to purchase 37,000 shares, which are currently exercisable or become exercisable within 60 days.

(5) This amount includes 18,554 shares held by Dr. Stormo's wife, Martha A. Stormo; 25,000 shares held by Alan C. Stormo, M.D., P.C.; 5,000 shares held by Alan C. Stormo, M.D., P.C. Pension Trust; and 1,160 shares held by Alan
    C. Stormo, I.R.A.

(6) This amount includes options to purchase 114,500 shares, which are currently exercisable or become exercisable within 60 days.

There is no arrangement known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.


                             ELECTION OF DIRECTORS

Pursuant to the Company's Bylaws, the authorized number of directors of the Company has been set at six as described below. On August 16, 1990, at the Company's Annual Meeting of Stockholders, the Company's Certificate of Incorporation and Bylaws were amended to divide the Board of Directors into three classes and provide that after an interim arrangement, each class is to be elected for a three-year term. There are presently six directors serving on the Company's Board of Directors.

The term of office of Margaret S. Hansson expires at the Annual Meeting of Stockholders scheduled for May 21, 1997. John R. South was appointed to the Board of Directors in May 1996, and is standing for election to a three-year term expiring at the 2000 Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT MS. HANSSON AND MR. SOUTH BE ELECTED TO SERVE AS DIRECTORS OF THE COMPANY FOR THREE-YEAR TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS. Unless otherwise specified, the proxy solicited by the Board of Directors will be voted FOR the election of Ms. Hansson and Mr. South.

The terms of office of the Company's other directors who are not standing for election at the May 21, 1997 Annual Meeting of Stockholders are as follows: Dr. Alan C. Stormo has a term which expires at the 1998 Annual Meeting of Stockholders; and Frederick H. Ayers, Patrick F. Crane and W. Bayne Gibson have terms which expire at the 1999 Annual Meeting of Stockholders.

A stockholder using the enclosed proxy card may vote for each or all of the nominees of the Board of Directors or such stockholder may withhold his or her vote from each or all of such nominees. IF THE PROXY CARD IS PROPERLY EXECUTED BUT UNMARKED, IT WILL BE VOTED FOR ALL OF THE NOMINEES. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Company may recommend. There are no family relationships among the Board of Directors.

The following table sets forth the name and age of each director of the Company, indicating all positions and offices with the Company presently held by him or her, and the period during which he or she has served as such:

                                                         ALL POSITIONS AND OFFICES        PERIOD FROM
                NAME                           AGE        HELD WITH THE COMPANY          WHICH SERVED
                ----                           ---  -----------------------------------  --------------

            John R. South                       56  President, Chief Executive Officer,  1996 - Present
                                                               and Director

            Frederick H. Ayers                  57               Director                1984 - Present

            Patrick F. Crane                    50               Director                1995 - Present

            W. Bayne Gibson                     72               Director                1984 - Present

            Margaret S. Hansson                 74               Director                1984 - Present

            Alan C. Stormo                      64               Director                1985 - Present


The principal occupation and business experience of each director is set forth below.

JOHN R. SOUTH. Mr. South has been President and Chief Executive Officer of the Company since June 1996. From 1990 to 1996 he was President of the Medical & Diagnostic Products Business of Dynatech Corporation, Burlington, Massachusetts.

FREDERICK H. AYERS. Mr. Ayers has been President of F.H. Ayers, Inc., Boulder, Colorado, a private investment company since 1985. He is currently a director of Imex Medical Systems, Inc., a manufacturer of medical products.

PATRICK F. CRANE. Mr. Crane has been employed by Ohmeda, Inc., a medical products company since 1992, most recently as Project Director, Strategic Growth Opportunities. From 1987 to 1991, he was Chairman and Chief Executive Officer, Cybermedic, Inc., Louisville, Colorado.

W. BAYNE GIBSON. Mr. Gibson is currently an independent business consultant. From 1984 to 1996 he was President, Chief Executive Officer and Chairman of the Board of the Company.

MARGARET S. HANSSON. Ms. Hansson has been Chairman of the Board of PureCycle Corporation, a publicly-held water treatment technology and water rights company since 1981, and since 1994, Chief Executive Officer of AquaLogic, Inc., a water purification company, Boulder, Colorado. She is currently a director of Norwest Bank Boulder, N.A., Norwest Banks of Colorado, and Blue Cross/Blue Shield of Colorado.

ALAN C. STORMO, M.D. Dr. Stormo has had a medical practice in Boulder, Colorado as a plastic and reconstructive surgeon since 1970, and is the owner and President of Boulder Valley Surgical Center. He is currently a director of Beverage International Group, Ltd., a full-service beverage company, and President of Three Peaks Water, Inc., a land and water rights company.

There are no material legal proceedings pending to which any director or executive officer, or any record or beneficial owner of more than five percent of the Company's common stock, or any affiliate of any such director, officer, or five percent stockholder is a party adverse to the Company or has a material interest adverse to the Company.

Except as described herein, during the last fiscal year there have been no transactions, or any currently proposed transactions to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, five percent stockholder, or member of the immediate family of such persons, has a direct or indirect material interest.
In 1996, the Company made interest payments totaling $140,250 to a limited liability company (LLC), in which one of the officers of the Company is a minority (16%) participant.

The Board of Directors has established a Compensation Committee and an Audit Committee, but has not established a Nominating Committee. The Compensation Committee is composed of Messrs. Ayers and Stormo and its primary purposes are to administer the Company's 1983 Employee Qualified Stock Purchase and 1992 Stock Option Plans, and to review and approve the compensation of the executive officers of the Company. The Compensation Committee held no separate meetings during the fiscal year ended November 30, 1996, but consulted regularly with each other and the President on compensation-related matters. The Audit Committee is composed of Ms. Hansson and Mr. Crane. Its primary purposes are to oversee financial reporting to stockholders, and the underlying operating policies and audit process; provide liaison between the independent auditors and the Board of Directors; assist the Board in fulfilling its fiduciary responsibility to stockholders in the areas of accounting and reporting practices; and to review the scope and fees for audit and nonaudit services provided to the Company by the independent accountants. The Audit Committee held one meeting during the fiscal year ended November 30, 1996.

The Board of Directors held 11 regular or special meetings during the last fiscal year. Each director attended 75% or more of the total meetings of the Board of Directors and committees of the Board for the period during which that person was a member, except for Ms. Hansson who attended 8 of 11 meetings.


                         COMPLIANCE WITH SECTION 16(a)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended November 30, 1996, and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended November 30, 1996, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements.

                               EXECUTIVE OFFICERS

The following table sets forth certain information relating to the executive officers of the Company not named previously.

                                             ALL POSITIONS AND OFFICES              PERIOD FROM
                NAME                          HELD WITH THE COMPANY                WHICH SERVED
                ----                          ---------------------                ------------
            John L. Fenstermaker    Vice President - Operations                   1990 - Present

            Michael J. Newman       Vice President - Finance and Administration,  1992 - Present
                                    Chief Financial Officer and Secretary         and 1983 - 1989

JOHN L. FENSTERMAKER.   Mr. Fenstermaker joined the Company in April 1990 as
Vice President - Operations, responsible for engineering, manufacturing, and regulatory affairs. During the previous 32 years he held various engineering and manufacturing positions with IBM, primarily in Boulder, Colorado and San Jose, California.

MICHAEL J. NEWMAN.    Mr. Newman rejoined the Company in September 1992 as Vice
President - Finance and Administration and in December 1992 was elected Corporate Secretary. He previously held these positions with the Company from April 1983 to April 1989. From December 1990 to September 1992, he was Vice President, Finance and Administration of Kentek Information Systems, Inc., a manufacturer of computer printers, Boulder, Colorado.


                             EXECUTIVE COMPENSATION

The following summary compensation table sets forth the payments made by the Company during the fiscal years ended November 30, 1996 and 1995 to the Company's former Chief Executive Officer. No executive officer of the Company other than the Chief Executive Officer had compensation exceeding $100,000 for the 1996 fiscal year.


                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                             -----------------------------------------
         (a)          (b)      (c)        (d)             (e)
      NAME AND                                         OTHER ANNUAL
 PRINCIPAL POSITION   YEAR   SALARY ($)  BONUS ($)  COMPENSATION ($)
--------------------  -----  ---------  ----------  ------------------

 W. Bayne Gibson      1996    141,014        0              0
 President & CEO      1995    141,014        0              0
-----------------------------

(1) John R. South was elected President and Chief Executive Officer effective June 1, 1996, at an annual salary of $150,000 per year. Mr. Gibson remained a full-time employee of the Company with no reduction in salary through December 31, 1996.

(2) The Company made no long-term compensation awards or payouts to the executive officer. The Company has not granted and does not expect to grant restricted stock to its executive officers. The above-named officer does not hold any stock of the Company that is subject to any restriction other than the volume selling restrictions under Rule 144 of the Securities Act of 1933, applicable to affiliates generally.

                        AGGREGATED OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

       (A)             (B)        (C)                 (D)                       (E)
                     SHARES                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                    ACQUIRED    VALUE      UNDERLYING UNEXERCISED           IN-THE-MONEY
                  ON EXERCISE  REALIZED     OPTIONS AT FY-END (#)       OPTIONS AT FY-END ($)
      NAME            (#)        ($)       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
      ----        -----------  --------   -------------------------   -------------------------
W. Bayne Gibson        0          0            12,500 / 12,500                    0/0
-----------------------

            EXECUTIVE OFFICER EMPLOYMENT CONTRACTS AND TERMINATION,
                  SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Messrs. South, Fenstermaker and Newman are each a party to an Employment Agreement and related Severance Agreement, which provide for the termination by the Company without cause subject to payment of six months' salary for Mr. South, and three months' salary for Messrs. Fenstermaker and Newman. The officers are also a party to Change of Control Agreements, which provide that in the event of a change of control of the Company, and termination of the officer without cause within two years of such change of control, then the officer shall be entitled to 12 months' salary, group health insurance and 401(k) Profit Sharing Plan continuation. Assuming a change of control of the Company at the present time, $150,000 would be paid to Mr. South, and $100,000 each would be paid to Messrs. Fenstermaker and Newman. The officer is subject to a Noncompetition Agreement during this salary continuation period. The Severance Agreements confer no other benefits upon the officer, or any benefits in the event of voluntary separation from the Company, or any benefits if termination occurs subsequent to two years from the date of change of control of the Company.


                             DIRECTOR COMPENSATION

Each nonmanagement director is paid an annual fee in Staodyn common stock during their period of service as a director. The fee in 1996 was 5,000 shares for each nonmanagement director.


                                 STOCK OPTIONS

1992 STOCK OPTION PLAN

The 1992 Stock Option Plan provides for the granting of options to executive officers, directors, consultants and key employees of the Company to purchase a maximum of 400,000 shares of the Company's common stock. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the common stock at the time of the grant, except that nonstatutory options may be granted under the Plan at exercise prices determined by the Board of Directors. Options are not transferable and may not be exercised more than 10 years from the date of the grant. The Plan is administered by the Compensation Committee of the Company's Board of Directors, which has the authority to determine the persons to whom options will be granted, the number of shares to be covered by each option, the time or times at which options will be granted or exercised, and the term and provisions of the options. At November 30, 1996, options to purchase 350,999 shares had been granted under the Plan, and 49,001 shares were available for the grant of further options.

1983 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

The 1983 Employee Qualified Stock Purchase Plan permits the purchase of the Company's common stock at
85% of fair market value, as this term is defined in the Plan. All full-time employees, including officers of the Company, who have completed six months of employment with the Company and who own less than 5% of the outstanding shares of common stock are eligible to participate in the Plan. During the fiscal year ended November 30, 1996, two of the eligible officers participated in the Plan. For the period ending December 31, 1995, they purchased an aggregate of 2,500 shares of common stock at a price of $1.28 per share and for the period ending June 30, 1996, they purchased an aggregate of 8,000 shares at $1.25 per share. At February 28, 1997, there were 30,834 shares available for issuance under the Plan.

                      AMENDMENT TO 1992 STOCK OPTION PLAN

On March 25, 1997, the Board of Directors amended, subject to stockholder approval, the Company's 1992 Stock Option Plan (the "1992 Plan") to increase the number of shares available for issuance to 600,000 from 400,000. The Board made additional amendments to (1) reflect recent changes in the federal tax and securities rules and regulations, and (2) clarify that option holders may satisfy the exercise price of options by permitting the Company to withhold shares which they would otherwise receive upon such exercise.

The Board of Directors believes that the Company's 1992 Plan has been of material benefit to the Company by assisting the Company in attracting, motivating and retaining key employees of proven ability. The Board of Directors also believes that the best interests of the Company and its stockholders require that the Company be in a position to continue to offer options to present and prospective key employees, directors and consultants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1992 PLAN.
The affirmative vote of stockholders holding at least a majority of common stock voting in person or by proxy at the Annual Meeting is necessary for adoption of the amendment. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR the amendment to the 1992 Plan.

SUMMARY OF THE 1992 PLAN

ADMINISTRATION. The Board of Directors is responsible for administering the 1992 Plan. The Board of Directors has full authority, subject to the terms of the 1992 Plan, to make all determinations under the 1992 Plan. If all Board members are not "Disinterested Persons," the 1992 Plan shall be administered by a committee of two or more directors appointed by the Board, each of whom is a Disinterested Person. A Disinterested Person is a person who does not receive a stock grant or award under any Company plan during one year prior to administering the 1992 Plan or while serving in that capacity. The Company will indemnify each member of the Board of Directors for actions taken under the 1992 Plan.

INCENTIVE & NONSTATUTORY STOCK OPTIONS. The Board of Directors may grant incentive stock options under the 1992 Plan and options which do not qualify as incentive stock options ("nonstatutory stock options").

ELIGIBILITY. Employees of the Company and its subsidiaries, including officers and directors who are employed by the Company or any subsidiary of the Company, are eligible to receive incentive stock options and nonstatutory stock options under the 1992 Plan. The Company and its subsidiaries have approximately 190 employees. Consultants of the Company and its subsidiaries, including officers and directors who provide consulting services to the Company or any subsidiary of the Company, and members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries, are eligible to receive nonstatutory stock options under the 1992 Plan. There are currently five nonemployee directors of the Company.

EXERCISE PRICE. The 1992 Plan provides that the exercise price under each incentive stock option shall be no less than 100% of the fair market value (110% of the fair market value for employees owning more than 10% of the Company's common stock) of the common stock on the day the option is granted. The exercise price for each nonstatutory stock option granted under the 1992 Plan will be the price established by the Board of Directors which normally is expected to be no less than 100% of the fair market value on the date the option is granted. The exercise price of an option is to be paid in cash or in such other consideration as the Board deems acceptable. The Board may also permit a participant to surrender previously owned shares to the Company, the fair market value of which would be applied to the option exercise price.

NONTRANSFERABILITY. All options granted under the 1992 Plan may be exercised during the optionee's lifetime only by the optionee and are nontransferable except by will or the laws of descent and distribution. Notwithstanding the above, the Board may, at its discretion, permit the transfer of a nonstatutory option.

EXERCISE. The duration of each option will be as specified by the Board but will not exceed 10 years from the date of grant (five years for incentive stock options granted to holders of more than 10% of the common stock). The Board, at its discretion, may establish a vesting schedule for any option granted under the 1992 Plan.

EFFECT OF TERMINATION OF SERVICES. If an optionee's employment is terminated because of the optionee's death, options held by the optionee may be exercised by the person designated in the optionee's will or by the optionee's proper legal representative for a period of 12 months following the optionee's death. Generally speaking, if an optionee's employment is terminated for a reason other than death, options held by the optionee may be exercised no later than three months following the optionee's termination. If the optionee is an employee of the Company or a subsidiary of the Company and the termination is due to the optionee's permanent and total disability, options held by the optionee may be exercised for a period of 12 months following the termination. In each case, the options may be exercised only to the extent exercisable on the date of termination of employment and in no event is an option exercisable after the termination date specified in the option grant.

STOCK DIVIDENDS & STOCK SPLITS. The number, kind and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, reclassification, or other similar change in the Company's outstanding securities. The number of shares of common stock of the Company reserved for issuance pursuant to options granted under the 1992 Plan will be adjusted by the Board of Directors for any such changes.

If within the duration of the stock option there is a corporate merger, consolidation, acquisition of assets, or other reorganization, and if such transaction affects the common stock, the participant shall thereafter be entitled to receive upon the exercise of his stock option those shares or securities he would have received had the stock option been exercised prior to such transaction and had the participant been a stockholder of the Company with respect to such shares.

TERM OF 1992 PLAN; AMENDMENT. The 1992 Plan will terminate on February 25, 2002, 10 years from the date the 1992 Plan was adopted by the Board of Directors, or, if earlier, upon the purchase of all common stock subject to the 1992 Plan pursuant to the exercise of options granted under the 1992 Plan. Any options outstanding after the termination of the 1992 Plan will remain in effect in accordance with their terms. The Board of Directors may terminate or amend the 1992 Plan, except that the Board may not, without stockholder approval, increase the number of shares of common stock as to which options may be granted, materially increase the benefits accruing to participants or materially modify the eligibility requirements.

FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS. An optionee will not realize taxable income upon the grant of an incentive stock option under the 1992 Plan. In addition, an optionee will not realize taxable income upon the exercise of an incentive stock option if the optionee holds the shares acquired until at least one year after exercise, and, if later, until two years after the date of grant of option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If an optionee acquires stock through the exercise of an incentive stock option under the 1992 Plan and subsequently sells the stock after holding the stock for the period described above, the gain (which is the difference between the sale price of the stock and the option exercise price) will be taxed as capital gain. The gain will not be treated as ordinary income except when the holding period requirements discussed above are not satisfied.

An incentive stock option does not entitle the Company to an income tax deduction except to the extent that an optionee realizes ordinary income therefrom.

NONSTATUTORY OPTIONS. An optionee generally will not realize taxable income upon the grant of a nonstatutory stock option. When an optionee exercises a nonstatutory stock option, the optionee will realize taxable ordinary income at that time equal to the difference between the option price and the fair market value of the stock on the date of exercise.

An optionee will generally have a basis in stock acquired through the exercise of a nonstatutory stock option under the 1992 Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as capital gain.

Any ordinary income realized by an optionee upon exercise of a nonstatutory stock option will be allowable to the Company as a deduction at the time it is realized by the optionee.


            AMENDMENT TO 1983 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

On March 25, 1997, the Board of Directors amended, subject to stockholder approval, the Company's 1983 Employee Qualified Stock Purchase Plan (the "Plan") to increase the number of shares available for issuance to 600,000 from 400,000. The Board made additional amendments to (1) update certain references to the Internal Revenue Code and (2) reflect changes in the federal securities rules.

The Board of Directors believes that the Plan encourages and assists employees to become stockholders of the Company. In this manner, employees' interests are more likely to become aligned with the stockholders, and employees are able to share in the Company's success as reflected in its common stock market price. The Board believes that the Plan is an effective part of the Company's strategy in motivating and retaining capable employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1983 PLAN.
The affirmative vote of stockholders holding at least a majority of common stock voting in person or by proxy at the Annual Meeting is necessary for adoption of the amendment. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR the amendment to the 1983 Plan.

SUMMARY OF THE PLAN

ELIGIBILITY. With the exception of employees owning more than 5% of the Company's common stock, each employee of the Company having completed six months of employment prior to the beginning of any payment period or who completes six months of employment with the Company during a payment period is eligible to participate in the Plan. As of December 31, 1996, approximately 150 employees were eligible to participate in the Plan.

OFFERINGS; NUMBER AND PURCHASE PRICE OF SHARES. The six-month periods, July 1 to December 31 and January 1 to June 30, are payment periods during which payroll deductions are accumulated under the Plan. The Company grants to each participant an option to purchase on the last day of the payment period, the number of full shares of stock as their accumulated payroll deductions as of the last day of the payment period will pay for at the option price, provided that the employee remains eligible to participate in the Plan throughout the payment period. The option price for each payment period is the lesser of (i) 85% of the fair market value of the common stock on the first business day of the payment period or (ii) 85% of the fair market value of the common stock on the last business day of the payment period. Fair market value is defined as the average of the high and low prices of the common stock as reported by Nasdaq. An employee may elect to have up to 10% withheld from his or her regular base pay for this purpose.

AMENDMENT, TERMINATION AND ADMINISTRATION. The Board of Directors of the Company may amend the Plan at any time. However, no such amendment shall be made without prior approval of the stockholders of the Company if such amendment would (a) except as provided in Articles 3 and 4 of the Plan, increase the number of shares of stock to be offered under the Plan, (b) change the class of employees eligible to participate in the Plan, or (c) change the method of determining the option price. The Plan is administered by the Compensation Committee of the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES.   The Plan is intended to qualify as an
"employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code. Transfers of stock to an employee under the Plan receive tax-favored treatment if (a) the employee is an employee of the Company at all times during the relevant payment period, and (b) the employee makes no disposition of the stock within two years after the first business day of the relevant payment period. No income results for the employee on the transfer of the stock, the Company has no trade or business deduction on the transfer, and the Company is not treated as receiving any amount other than the option price for the stock.

If the employee disposes of the stock before meeting the holding period requirement, the employee has ordinary income and the Company has a deduction to the extent of any difference between the stock's value on disposition and the option price. The income is treated as received for the tax year of the employee when the disposition occurs. Similarly, the deduction is treated as allowable for the tax year of the Company when the disposition occurs.

If no disposition is made until the holding period requirement is met, the employee must report ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the option price, or (b) the excess of the fair market value of the stock at the time of purchase over the option price. Any further gain on disposition is taxed as long-term capital gain. If the price received on disposition is less than the option price, the employee will report the loss as a long-term
capital loss.   The Company gets no deduction when the holding period is met, even if ordinary income results to the employee.

The employee must report as ordinary income all amounts withheld from regular base pay in each payment period pursuant to an authorization signed by him, as well as any interest earned on such funds while they are held by the Company on behalf of the employee.


               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Price Waterhouse LLP was engaged by the Company in 1994 to serve as its independent auditors, and audited the financial statements of the Company for the year ended November 30, 1994 and all subsequent years. The Board of Directors has continued the appointment of Price Waterhouse LLP to audit the financial statements of the Company for the year ended November 30, 1997. THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.



                                 OTHER BUSINESS

Management of the Company knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.


                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Stockholder proposals intended for presentation at the Company's next Annual Meeting must be received by the Company at its principal offices in Longmont, Colorado, not later than January 31, 1998.


                         ANNUAL REPORT TO STOCKHOLDERS

The Annual Report of the Company on Form 10-KSB for the fiscal year ended November 30, 1996, including audited financial statements for the year then ended, is enclosed with this Proxy Statement.

8888
                                 STAODYN, INC.

                  SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 1997

     The undersigned hereby constitutes, appoints and authorizes John R. South and Michael J. Newman severally as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse, all of the undersigned's shares of common stock of Staodyn, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse and described in the Notice of Annual Meeting and Proxy Statement dated April 4, 1997, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

                        (TO BE SIGNED ON REVERSE SIDE)

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------


A [X]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.



                        FOR        WITHHELD
  1.   Election of      [_]          [_]         NOMINEES:  John R. South
       Directors                                            Margaret S. Hansson

  For, except vote withheld from the following nominee(s):

  _______________________________________________________

                                                 FOR        AGAINST      ABSTAIN
  2.   Approval of proposed amendment to the     [_]          [_]          [_]
       1992 Stock Option Plan to increase the
       number of shares available for purchase
       by 200,000.

  3.   Approval of proposed amendment to the     [_]          [_]          [_]
       1983 Employee Qualified Stock Purchase
       Plan to increase the number of shares
       available for purchase by 200,000.

  4.   Ratify selection of Price Waterhouse LLP  [_]          [_]          [_]
       as independent auditors for the year
       ending November 30, 1997.

  5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

  THE UNDERSIGNED HEREBY REVOKES ANY PROXIES AS TO SAID SHARES HERETOFORE GIVEN BY THE UNDERSIGNED, AND RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXIES MAY LAWFULLY DO BY VIRTUE HEREOF.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.



SIGNATURE _______________ DATE _________ SIGNATURE _______________ DATE ________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.